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                                                                   Exhibit 10.36

                            AGREEMENT NOT TO COMPETE

This Agreement not to compete by and between Dr. Alo Ghosh, 100% shareholder of Techna Consultancy Private Limited, a company registered under the Indian Companies Act (to be henceforth referred to as Shareholder) and Research Engineers, Inc., a Delaware Corporation (to be henceforth referred to as The Company) is made and entered into as of this First day of October 1998.


                                    Recitals

A. Shareholder will receive a sum of two hundred and fifty three thousand and nine hundred and eighty six thousand dollars ($253,986) October 1, 1998, in exchange for a written, signed and duly executed Agreement for not competing with The Company.

B. Techna  Consultancy,  Private,  Limited  and The  Company  have an  Agreement whereby Techna Consultancy, Private, Limited is selling its assets to Research Engineers (India) Private Limited, a wholly owned subsidiary, of Research Engineers, Inc. Pursuant to and as a succeeding part to a Sale-of-Assets Agreement, The Company is also acquiring an assurance from the 100% Shareholder of Techna Consultancy, Private, Limited, that the Shareholder will not compete with The Company and thereby impair the goodwill of the assets being purchased by The Company through its Indian subsidiary. As part of the sale covenants, The Company wishes to restrict the 100% Shareholder of Techna Consultancy, Private, Limited from certain competitive activities.

                                    Agreement

Now therefore, for and in consideration of the foregoing recitals and the respective covenants, agreements and representations contained herein, the parties hereto agree as follows.

1. Shareholder agrees not to operate any business in India, Pakistan, Bangladesh, Sri Lanka, Nepal, Bhutan, Afghanistan, Iran and all Middle Eastern Countries similar to the business conducted by Techna Consultancy, Private, Limited as of the effective date of this Agreement.

2. Shareholder will not directly or indirectly solicit or otherwise deal with any existing client of Techna Consultancy, Private, Limited in India, in a manner designed to (or that could) take business away from the buyer of its assets, The Company. Shareholder, on behalf of Techna Consultancy, Private, Limited will notify its current clients accordingly, through a letter that will be prepared in consultation with The Company, within 45 days of this agreement being effective.

3. For a period of two years, after the closure of this Non-Compete Agreement, Shareholder will not solicit or otherwise induce any employee of The Company to
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terminate his/her employment interest with The Company. In addition, Shareholder shall not solicit those employees of Techna Consultancy, Private, Limited offered employment by The Company, prior to closure of this Non-Compete Agreement. For a period of two years, after the closure of this Non- Compete Agreement, The Company shall not solicit or induce any employee of Techna Digital, Techna International, and Techna Institute and/or their subsidiaries and affiliates to terminate his/her employment interest with these entities. The covenant for non-solicitation of each party's employees, for a period of two years, shall be applicable on a worldwide basis

4.The duration of this Non-Compete Agreement with The Company is for a period of ten years commencing from October 1, 1998. However, insofar as the employees of either party are concerned, the mutual non-solicitation-of-employees covenant shall be valid and enforceable for a period of two years only. Furthermore, the geographic area covered by this Agreement is restricted to the countries listed above.

5. Notwithstanding the foregoing, nothing in this Agreement shall prevent Shareholder to engage in competition with businesses, subsidiaries, or affiliates of The Company other than the business Techna Consultancy, Private, Limited is currently engaged in. Similarly, nothing in his Agreement shall prevent The Company to engage in competition with any business, affiliate, or subsidiary of Shareholder.

6. At the time of signing of this Agreement, The Company will pay Shareholder the sum of $253,986 by direct wire transfer to an account which has been designated by Shareholder. This amount will be transmitted within one business day of signing of this Agreement, failing which this entire Agreement will be null and void.

7.This Agreement, and all documents executed and delivered hereunder, shall be deemed to be contracts under the laws of the US courts and for all purposes shall be construed and governed under such laws. Any suit or other action to enforce any provision of this Agreement or to obtain any remedy with respect hereto shall be brought in any US Court with competent jurisdiction sitting in the State of California.

8.Although this Agreement is signed on October 15th, 1998, the Agreement shall be effective from October 1, 1998.




Signed, agreed and accepted this 15th day of October 1998.


/S/ DR. ALO GHOSH                         /S/ DR. JYOTI CHATTERJEE
-----------------                         ------------------------
Dr. Alo Ghosh                             Dr. Jyoti Chatterjee
Shareholder                               Executive Vice President
Techna Consultancy, Pvt. Ltd.             Research Engineers, Inc.

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